As filed with the Securities and Exchange Commission on September 30, 1997
                                                    REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                          ASTORIA FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE
      (STATE OR OTHER JURISDICTION OF                      11-3170868
             INCORPORATION OR                           (I.R.S. EMPLOYER
               ORGANIZATION)                           IDENTIFICATION NO.)
                            ONE ASTORIA FEDERAL PLAZA
                          LAKE SUCCESS, NEW YORK 11042
                                 (516) 327-3000
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                 OPTION PLAN CONSISTING OF ADVISORY BOARD OPTION
               AGREEMENTS AND 4 OPTION CONVERSION AGREEMENTS WITH
                        FORMER OFFICERS AND DIRECTORS OF
                        THE GREATER NEW YORK SAVINGS BANK

                            (FULL TITLE OF THE PLAN)
                                 ---------------

                             George L. Engelke, Jr.
                Chairman of the Board and Chief Executive Officer
                          Astoria Financial Corporation
                            One Astoria Federal Plaza
                          Lake Success, New York 11042
                                 (516) 327-3000

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 38th Floor
                            New York, New York 10048
                                 (212) 912-7400
           (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND
                        AREA CODE, OF AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                     Amount to be Registered(1) Proposed Maximum Offering     Proposed Maximum        Amount of
Title of Securities to be Registered                               Price Per Share (2)    Aggregate Offering Price  Registration Fee
                                                                                                     (2)
    Common Stock, $0.01 par value          273,840 shares                 -----                  $5,205,212             $1,578

(1) Based on the number of shares of common stock of Astoria Financial Corporation ("AFC") reserved for issuance upon exercise of certain options granted pursuant to Option Conversion Agreements dated September 30, 1997 by and between AFC and each of Gerard C. Keegan, Michael J. Henchy, Daniel
     J. Harris and Franklyn Berkowitz, and Advisory Board Option Agreements dated September 30, 1997 by and between AFC and each of William F. de Neergaard, James G. Peel, C. Stephen Connolly, Philip F. Ruppel, George H. Sorter, Nicholas A. Marshall, William F. Ward and Gwendolyn Calvert Baker.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 6,340 shares of AFC common stock subject to outstanding options are deemed to be offered at $20.75 per share, 10,000 shares are deemed to be offered at $17.50, 16,750 shares are deemed to be offered at $11.50 per share, 47,500 shares are deemed to be offered at $3.0625 per share, 21,250 shares are deemed to be offered at $7.50 per share, 50,000 shares are deemed to be offered at $19.75 per share, 77,000 shares are deemed to be offered at $22.25 per share and 12,500 shares are deemed to be offered at $7.625 per share, the prices at which such options may be exercised according to the terms of the applicable agreements, and options to purchase 32,000 shares which will price after the filing of this Registration Statement are deemed to be offered at $49.8125, the average of the high and low bid price of AFC Common Stock on The NASDAQ Stock Market on September 24, 1997.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant (File No. 0-22228) are incorporated by reference in this registration statement:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act");

         (2) the description of the Registrant's Common Stock (the "Common Stock"), and AFC Series A Junior Participating Preferred Stock and Preferred Stock Purchase Rights set forth in the Registrant's Exchange Act Registration Statement on Form
                  8-A, dated August 11, 1993 and July 23, 1996, respectively, and any amendment or report filed for the purpose of updating any such description;

         (3) the description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Exchange Act Registration Statements on Form 8-A, dated July 17,
                  1996;

         (4) the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

         (5) the Registrant's Current Reports on Form 8-K, dated March 31, 1997 (as amended on April 8, 1997), June 30, 1997, July 17, 1997, July 24, 1997 and August 7, 1997, as amended, filed by the Registrant pursuant to Section 13 of the Exchange
                  Act.


All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                  Astoria Financial Corporation will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to William K. Sheerin, Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042. Telephone requests may be directed to (516) 327- 3000.


ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145, as amended, of the Delaware General Corporation Law ("GCL") and by the Certificate of Incorporation of the Registrant.

                  Article Tenth of the Certificate of Incorporation of the Registrant provides that any person who is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the GCL. Such indemnification shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification shall be against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonable incurred or suffered in connection with the proceeding. This right to indemnification includes, to the extent permitted by the GCL, the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final determination.

                  If a claim for indemnification is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit (or in a suit brought by the Registrant to recover an advancement of expenses), the indemnitee shall be entitled to be paid also the expenses of prosecuting (or defending) such suit. In any such suit, it shall be a defense to the Registrant that the indemnitee has not met any applicable standard for indemnification set forth in the GCL. The burden of proof in any such suit shall be on the Registrant to prove that the indemnitee is not entitled to be indemnified.

                  The right of indemnification conferred in Article Tenth of the Certificate of Incorporation shall not be exclusive of any right which any person may have of hereafter acquire under any statute, the Registrant's Bylaws, agreement, vote of stockholders, disinterested directors, or otherwise. The Registrant maintains directors' and officers' liability insurance coverage for all directors and officers of Astoria Financial Corporation and its subsidiaries.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Astoria Financial Corporation pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS.

                  4.1 Form of Option Conversion Agreement by and between Astoria Financial Corporation and Former Executive Officer of The Greater New York Savings Bank dated September 30, 1997.
                  4.2 Form of Advisory Board Option Agreement by and between Astoria Financial Corporation and Former Director of The Greater New York Savings Bank dated September 30, 1997.
                  4.3 Certificate of Incorporation of Astoria Financial Corporation, incorporated by reference to the Registrant's Registration Statement on Form S-1, dated October 1, 1993, as amended (Registration No. 33-67044).
                  4.4 Rights Agreement dated as of July 17, 1996 between Astoria Financial Corporation and Chase Mellon Shareholder Service, L.L.C, incorporated by reference to Registrant's Registration Statement on Form 8-A dated July
                           17, 1996.
                  4.5 By-Laws of Astoria Financial Corporation, incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended.
                  4.6 Agreement and Plan of Merger dated as of the 29th day of March, 1997 by and among Astoria Financial Corporation, Astoria Federal Savings and Loan Association and The Greater New York Savings Bank, as amended, incorporated by reference to the Registrant's Current Report on Form 8-K, dated March 31, 1997.
                  5. Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
                  23.1     Consent of Thacher Proffitt & Wood (included in
                           Exhibit 5 hereof).
                  23.2     Consent of KPMG Peat Marwick LLP.


ITEM 9.           UNDERTAKINGS.

         A. RULE 415 OFFERINIG. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, State of New York on September 30, 1997.

                                   Astoria Financial Corporation
                                   (Registrant)


                                   By:   /s/ George L. Engelke, Jr.
                                        -------------------------------------
                                        George L. Engelke, Jr.
                                        President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                         TITLE                           DATE
                  ---------                                         -----                           ----
/s/ George L. Engelke, Jr.                       Chairman of the Board, President and         September 30, 1997
----------------------------------------------   Chief Executive Officer (Principal
George L. Engelke, Jr.                           Executive Officer) and Director
                                                 Senior Vice President, Treasurer and


/s/ Monte N. Redman                              Chief Financial Officer (Principal           September 30, 1997
----------------------------------------------   Financial and Accounting Officer)
Monte N. Redman


/s/ Robert G. Bolton                             Director                                     September 30, 1997
----------------------------------------------
Robert G. Bolton


/s/ Andrew M. Burger                             Director                                     September 30, 1997
----------------------------------------------
Andrew M. Burger


/s/ Denis J. Connors                             Director                                     September 30, 1997
----------------------------------------------
Denis J. Connors


/s/ Thomas J. Donahue                            Director                                     September 30, 1997
----------------------------------------------
Thomas J. Donahue


/s/ William J. Fendt                             Director                                     September 30, 1997
----------------------------------------------
William J. Fendt


/s/ Ralph F. Palleschi                           Director                                     September 30, 1997
----------------------------------------------
Ralph F. Palleschi


/s/ Thomas V. Powderly                           Director                                     September 30, 1997
----------------------------------------------
Thomas V. Powderly

                                           EXHIBIT INDEX

 EXHIBIT
 NUMBER                                     DESCRIPTION


 4.1      Form of Option Conversion Agreement by and between Astoria
          Financial Corporation and Former Executive Officer of The Greater
          New York Savings Bank dated September 30, 1997.....................
 4.2 Form of Advisory Board Option Agreement by and between Astoria Financial Corporation and Former Director of The Greater New York
          Savings Bank dated September 30, 1997..............................
 4.3 Certificate of Incorporation of Astoria Financial Corporation, incorporated by reference to the Registrant's Registration
          Statement on Form S-1, dated October 1, 1993, as amended
          (Registration No.
          33-67044)..........................................................  *
 4.4      Rights Agreement dated as of July 17, 1996 between Astoria
          Financial Corporation and Chase Mellon Shareholder Service,
          L.L.C., incorporated by reference to Registrant's Registration Statement on
          Form 8-A dated July 17, 1996.......................................  *
 4.5      By-Laws of Astoria Financial Corporation, incorporated by
          reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, which was filed with the Commission pursuant to the Securities Exchange Act of
          1934, as
          amended............................................................  *
 4.6      Agreement and Plan Merger dated as of the 29th day of March, 1997 by and among Astoria Financial Corporation, Astoria Federal Savings and Loan Association and The Greater New York Savings Bank, as amended, incorporated by reference to the Registrant's Current Report on Form 8K, dated March 31, 1997...................................  *
 5.       Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered....................
23.1      Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof)..
23.2      Consent of KPMG Peat Marwick LLP...................................

          *  Incorporated by reference.





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